Exhibit (m)(2)(b)

APPENDIX A

(to the Class A Shares

Service and Distribution Plan Under Rule 12b-1)

July 30, 2019

Salient Global Real Estate Fund

Salient Select Income Fund

Salient Tactical Growth Fund